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Exhibit 99.1

Contact

Massa B. Cressall, Investor Relations

Phone: (441) 278-0988

Email: mcressall@endurance.bm

ENDURANCE SPECIALTY HOLDINGS REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

PEMBROKE, Bermuda – October 26, 2005 – Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported a net loss of $377.0 million or $6.26 per diluted share for the third quarter of 2005 versus net income of $26.8 million or $0.40 per diluted share in the third quarter of 2004. In the third quarter of 2005, the operating loss, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $377.8 million or $6.27 per diluted share versus operating income of $23.7 million or $0.36 per diluted share in the third quarter of 2004. For the nine months ended September 30, 2005, the net loss was $170.7 million or $2.81 per diluted share versus net income of $242.5 million or $3.58 per diluted share for the first nine months of 2004. The operating loss for the first nine months of 2005 was $163.3 million or $2.69 per diluted share versus operating income of $240.0 million or $3.54 per diluted share for the first nine months of 2004. Endurance’s operating return on average equity was (9.6)% for the nine months ended September 30, 2005.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, “Endurance’s results this quarter were clearly dominated by the losses arising from Hurricane Katrina, the largest loss experienced by the insurance industry in recorded history. With the successful execution of our $600 million capital plan, however, we have restored our capitalization to pre-event levels in a manner that minimizes dilution to our existing shareholders and maintains our conservative financial position for our clients. Our capital position is strong and balanced and we believe we are well positioned to take advantage of potential future market opportunities.”

Gross premiums written were $370.6 million for the quarter ended September 30, 2005 compared to $367.9 million for the third quarter of 2004. For the first nine months of 2005, Endurance had gross premiums written of $1.5 billion, up 2.6% from the first nine months of 2004. Earned premiums in the quarter were $441.2 million, an increase of 7.7% from the third quarter of 2004. Reported gross premiums written in the third quarter of 2005 did not include $35.3 million in premiums accounted for under deposit accounting and included $34.5 million in reinstatement premiums as a result of hurricanes Katrina and Rita.

The combined ratio was 204.4% in the third quarter of 2005 compared to 103.0% in the third quarter of 2004. The loss ratio was 177.8% in the quarter compared to 75.3% in the third quarter of 2004. During the third quarter the Company incurred losses from Hurricanes Katrina and Rita, which adversely affected our property catastrophe, property treaty, direct property, and other specialty lines segments. Endurance’s estimated net loss from the two hurricanes is $479 million which added 118.1% to the loss ratio in the quarter. The Company benefited from $23.9 million in net favorable reserve development for the third quarter of 2005 from business underwritten in prior years, compared to $50.9 million of favorable reserve development in the third quarter of 2004.

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Investment income was $49.5 million in the third quarter of 2005, an increase of 59.8% from the $31.0 million of investment income in the third quarter of 2004, reflecting significant increases in invested assets and investment yields over the past year. Alternative investments added $6.6 million to investment income in the third quarter of 2005, relative to $1.0 million in the third quarter of 2004.

At September 30, 2005, the Company’s GAAP shareholder’s equity was $1.6 billion or $23.71 per diluted share, down 11.2% from September 30, 2004.

Total assets were $6.2 billion and cash and invested assets were $4.5 billion, an increase of 25.3% from the quarter ended September 30, 2004. Net operating cash flow was $262.7 million for the quarter.

Endurance will host a conference call on Thursday, October 27, 2005 at 8:30 AM Eastern to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 289-0494 (toll-free) or (913) 981-5520 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 10, 2005 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 1841730.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm.

A copy of the Company’s financial supplement for the third quarter of 2005 will be available on the Company’s website at www.endurance.bm shortly after the release of earnings.

Operating income and operating return on average equity are non-GAAP measures. A reconciliation of these measures to net income is provided on the attached table entitled “Reconciliation”.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance’s operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best, A2 by Moody’s and A- from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2004 and our Current Report on Form 8-K dated October 3, 2005.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

AT SEPTEMBER 30, 2005 AND DECEMBER 31, 2004

(in thousands of United States dollars, except per share amounts)

	September 30, 2005	December 31, 2004
Assets
Cash and cash equivalents	$440,184	$271,143
Fixed maturity investments available for sale, at fair value	3,916,177	3,578,174
Investments in other ventures, under equity method	139,065	91,036
Premiums receivable, net	755,691	545,352
Deferred acquisition costs	208,210	195,419
Securities lending collateral	445,415	407,527
Prepaid reinsurance premiums	21,767	5,248
Losses recoverable	33,594	12,203
Accrued investment income	32,392	28,378
Intangible assets	58,263	47,107
Deferred tax assets	59,647	16,378
Other assets	41,731	27,873

Total Assets	$6,152,136	$5,225,838

Liabilities
Reserve for losses and loss expenses	$2,529,035	$1,549,661
Reserve for unearned premiums	1,029,969	897,605
Net deposit liabilities	77,148	—
Securities lending payable	445,415	407,527
Reinsurance balances payable	60,589	70,507
Debt	391,297	391,280
Other liabilities	60,588	46,803

Total Liabilities	4,594,041	3,363,383

Shareholders’ Equity
Common shares
59,936 issued and outstanding (2004 – 61,255)	59,936	61,255
Additional paid-in capital	1,072,936	1,111,633
Accumulated other comprehensive (loss) income	(8,330)	39,473
Retained earnings	433,553	650,094

Total Shareholders’ Equity	1,558,095	1,862,455

Total Liabilities and Shareholders’ Equity	$6,152,136	$5,225,838

Book Value per Common Share
Dilutive common shares outstanding	65,714	66,729
Diluted book value per common share	$23.71	$27.91

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2004, which was derived from the Company’s audited financial statements.

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ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands of United States dollars, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues
Gross premiums written	$370,565	$367,865	$1,476,245	$1,439,157

Net premiums written	$348,644	$357,700	$1,442,412	$1,425,306
Change in unearned premiums	92,522	51,787	(125,727)	(204,006)

Net premiums earned	441,166	409,487	1,316,685	1,221,300
Net investment income	49,494	30,978	129,201	84,597
Net realized (losses) gains on sales of investments	(1,073)	814	(4,934)	5,376
Other underwriting income	926	—	952	—

Total revenues	490,513	441,279	1,441,904	1,311,273

Expenses
Losses and loss expenses	784,608	308,255	1,264,583	719,472
Acquisition expenses	75,095	81,147	251,204	249,332
General and administrative expenses	42,196	32,533	116,174	96,837
Amortization of intangibles	1,158	882	3,536	2,770
Net foreign exchange (gains) losses	(1,809)	(3,089)	2,354	2,949
Interest expense	5,806	3,771	16,889	5,433

Total expenses	907,054	423,499	1,654,740	1,076,793

(Loss) Income before income taxes	(416,541)	17,780	(212,836)	234,480
Income tax benefit	39,552	9,068	42,123	7,996

Net (loss) income	$(376,989)	$26,848	$(170,713)	$242,476

Per share data
Weighted average number of common and
common equivalent shares outstanding:
Basic	60,210	62,043	60,707	63,149
Diluted	60,210	66,476	60,707	67,708
Basic (losses) earnings per share	$(6.26)	$0.43	$(2.81)	$3.84

Diluted (losses) earnings per share	$(6.26)	$0.40	$(2.81)	$3.58

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2004, which was derived from the Company’s audited financial statements.

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ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

	Quarter Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
GAAP Ratios
Loss ratio	177.8%	75.3%	96.0%	58.9%
Acquisition expense ratio	17.0%	19.8%	19.1%	20.4%
General and administrative expense ratio	9.6%	7.9%	8.8%	7.9%

Combined ratio	204.4%	103.0%	123.9%	87.2%

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ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

(in thousands of United States dollars)

The following is a reconciliation of the Company’s net income to operating income and operating return on average equity (both of which are non-GAAP measures) for the quarter and nine months ended September 30, 2005 and 2004:

	Quarter Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Net (Loss) Income	$(376,989)	$26,848	$(170,713)	$242,476
Add (Less) after-tax items:
Net foreign exchange losses (gains)	(1,480)	(2,522)	3,012	2,586
Net realized losses (gains) on investments	670	(614)	4,361	(5,056)

Operating (Loss) Income	$(377,799)	$23,712	$(163,340)	$240,006

Average equity [a]	$1,772,610	$1,751,048	$1,710,275	$1,707,820

Operating return on average equity	(21.3)%	1.4%	(9.6)%	14.1%

[a]     Average equity is calculated as the arithmetic average of the beginning and ending equity balances for the stated period.

In presenting the Company’s results, management has included and discussed certain non-GAAP measures. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.

Operating income is an internal performance measure used by the Company in the management of its operations. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results of operations in a manner similar to how management analyzes the Company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.

The Company presents return on equity as a measure that it is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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